SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) NOVEMBER 23, 1999
                                                       --------------------


                                NTL INCORPORATED
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               (Exact Name of Registrant as Specified in Charter)


Delaware                         0-25691                       13-4051921
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(State or Other                (Commission                 (IRS Employer
 Jurisdiction of                 File Number)               Identification No.)
   Incorporation)



110 East 59th Street, New York, New York                                10022
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(Address of Principal Executive Offices)                             (Zip Code)


        Registrant's Telephone Number, including area code (212) 906-8440
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          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.        Other Events.
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     A. On November 23, 1999,  NTL  Incorporated  ("NTL")  announced that it had completed the previously announced sale (through a wholly-owned subsidiary) of its 50% interest in Cable London plc to Telewest Communications plc for 428 million pounds sterling (approximately $695 million) in cash. The purchase price implies an enterprise value for 100% of Cable London of approximately 1 billion pounds sterling (approximately $1.6 billion). The total Cable London franchise consists of approximately 440,000 homes. The sale is pursuant to the provisions of a buy/sell agreement between the parties related to NTL's purchase in 1998 of Comcast UK Cable Partners Limited.

     B. On November 24, 1999, NTL Communications Corp. (the "Company"), a subsidiary of NTL announced that it had consummated a concurrent offering of Euro Senior Notes Due 2006 (the "2006 Notes"), Euro Senior Notes Due 2009 (the "2009 Notes") and Euro Deferred Coupon Notes Due 2009, (the "Deferred Notes", collectively, the "Notes").

     The Company raised approximately Euro 250 million of gross proceeds from the offering of 2006 Notes, Euro 350 million of gross proceeds from the offering of 2009 Notes and approximately Euro 120 million of gross proceeds from the offering of Deferred Notes. The 2006 Notes were issued in an aggregate principal amount of Euro 250 million and will pay cash interest semi-annually at the rate of 9.25% per annum. The 2009 Notes were issued in an aggregate principal amount of Euro 350 million and will pay cash interest semi-annually at the rate of 9.875% per annum. The Deferred Notes were issued at 57.333% of their aggregate principal amount at maturity of Euro 210 million. The issue price of the Deferred Notes represents a yield to maturity of 11.50%. The Deferred Notes will accrete until November 15, 2004 and then pay cash interest semi-annually at the rate of 11.50% per annum, commencing May 15, 2005.

     The proceeds of the offering were used to repay, in its entirety, the bridge facility entered into to finance the acquisition of Cablelink Limited.

Item 7.           Financial Statements and Exhibits.
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                  Exhibits

99.1              Press release, issued November 23, 1999

99.2              Press release, issued November 24, 1999

                                   SIGNATURES
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     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          NTL INCORPORATED
                                          (Registrant)


                                          By: /s/  Richard J. Lubasch
                                          ---------------------------
                                          Name:    Richard J. Lubasch
                                          Title:   Executive Vice President-
                                                    General Counsel


Dated: November 24, 1999

                                  EXHIBIT INDEX
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Exhibit                                                               Page
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99.1           Press release, issued November 23, 1999

99.2           Press release, issued November 24, 1999